Exhibit 99.2

 Please Detach and Mail in the Envelope Provided

StorCOMM, INC.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of StorCOMM, Inc., a Delaware corporation, hereby appoints SAMUEL G. ELLIOTT and C. IAN SYM-SMITH, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the StorCOMM, Inc. Common Shares held of record on October 3, 2005, by the undersigned at the Special Meeting of Shareholders to be held on November 9, 2005 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

(Continued and to be signed on the reverse side)

 Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as indicated in this example

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

						FOR	AGAINST	ABSTAIN
1

To approve the Agreement and Plan of Reorganization, dated August 15, 2005, by and among StorCOMM, Inc. (“StorCOMM”), Creative Computer Applications, Inc. (“CCA”) and Xymed.com (“Xymed”), a Delaware corporation and wholly owned subsidiary of CCA, pursuant to which StorCOMM will merge with Xymed and become a wholly-owned subsidiary of CCA.

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				2	To adjourn the special meeting, if necessary, if a quorum is present to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1	☐	☐	☐

StorCOMM’s Bylaws authorize the Chairman of the meeting to adjourn the special meeting if a quorum is not then in attendance.

		Date:	. 2005

To change the address on your account, please check the box at right and indicate your new address in the address space to the left. Please note that changes to the registered name(s) on the account may not be submitted via this method

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Signature (title, if any)	Signature, if held jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person